Exhibit 99.1

FOR IMMEDIATE RELEASE

iRobot Appoints Neal P. Goldman to Board of Directors

Goldman Brings Proven Record of Overseeing Successful Operational and Financial Transformations

Expands Size of Board to Nine Directors

BEDFORD, Mass., March 12, 2025 – iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced the addition of Neal P. Goldman as an independent director to its Board of Directors, effective immediately, expanding the size of the Board to nine directors, eight of whom are independent.

Mr. Goldman is a seasoned executive with extensive public company board experience and a deep background in strategic planning, financial management and corporate turnaround consulting across the technology and retail industries, among others. He currently serves as Chief Executive Officer and Managing Member of SAGE Capital Investments, LLC and as Chairman of the Board at Talos Energy, leveraging his expertise in financial and strategic planning. Prior to this, Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from 2007 to 2012, which he helped build to over $12 billion in assets under management. He previously served as a Portfolio Manager at MacKay Shields, LLC and held various positions at Salomon Brothers, Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group.

“We are excited to welcome Neal to iRobot’s Board of Directors at such a pivotal time in the execution of our Elevate strategy as we look to reclaim our position as a global innovation leader in consumer robots,” said Andrew Miller, Chairman of the Board at iRobot. “Neal’s experience guiding organizations through turnaround periods and his proven track record of overseeing operational and financial transformations will be invaluable to the Board as we continue to take decisive actions to ensure iRobot is best positioned to operate amidst a dynamic landscape.”

“iRobot has established itself as an iconic brand in the innovative and rapidly evolving consumer robot space and has demonstrated commendable progress in its turnaround efforts to date,” said Mr. Goldman. “I look forward to working alongside the Board and leadership team to support the company’s continued growth and innovation.”

Separately, the Company provided updates on its business operations and performance in its fourth quarter and full-year 2024 earnings press release issued today.

About iRobot Corp.

iRobot is a global consumer robot company that designs and builds thoughtful robots and intelligent home innovations that make life better. iRobot introduced the first Roomba robot vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 50 million robots worldwide. iRobot’s product portfolio features technologies and advanced concepts in cleaning, mapping and navigation. Working from this portfolio, iRobot engineers are building robots and smart home devices to help consumers make their homes easier to maintain and healthier places to live. For more information about iRobot, please visit www.irobot.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements including relating to iRobot’s continued growth and innovation, expected benefits of appointing Neal Goldman to the Board of Directors, and the expected timeline and benefits of its continuing turnaround strategy. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Contacts

Investor Relations, iRobot Corp.

(781) 430-3003

investorrelations@irobot.com

Corporate Communications, iRobot Corp.

Michèle Szynal

(508) 751-2689

mszynal@irobot.com